UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

    BLOCKBUSTER INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following is the text of a press release issued by Blockbuster Inc. on June 21, 2010.

Two More Prominent Proxy Advisory Firms Recommend Stockholders Vote ‘For’ Blockbuster’s

Director Nominees on the WHITE Proxy Card

Each Cites Concerns with Dissident Nominee Gregory S. Meyer

DALLAS, June 21 /PRNewswire-FirstCall/ – Blockbuster Inc. (NYSE: BBI, BBI.B) today welcomed the recommendation from two additional prominent independent proxy advisory firms – Proxy Governance, Inc. and Egan-Jones Proxy Services – that stockholders vote for the Company’s slate of director nominees on the WHITE proxy card for the 2010 annual stockholders’ meeting to be held on Thursday, June 24, 2010. Both firms also recommended that stockholders vote “For” each of the Company’s other proposals.

In its analysis, Proxy Governance stated:

•

“Meyer’s strengths are less relevant to the company’s needs at this time. In comparison, the company and shareholders are more likely to benefit from Fernandes’ experience on corporate boards and publicly traded companies, where he has had a richer experience in evaluating the various alternatives for first stabilizing and then growing the company. Furthermore, based on publicly documented contacts between the dissident and the company from February until late April of this year, it appears that Meyer is unlikely to play well with others even if he were to be awarded a seat on the board. His presence would be a distraction at a time when the board cannot afford it.”

•

“Given the numerous challenges faced by the company in its ongoing efforts to stave off bankruptcy, we agree that shareholders would be better served by a director with the type and depth of skills and experience that Fernandes offers. Also, while the dissident raised some thoughtful questions, upon further analysis, we found his arguments to be insufficient and unpersuasive. Moreover, given the current circumstances, we believe that the dissident is likely to represent an unnecessary distraction, which the board can ill afford.”

Further, in its analysis, Egan-Jones commented:

•

“We believe that our support for the management ballot is merited and that voting the management ballot is in the best interest of the Company and its shareholders. In arriving at that conclusion, we have considered the following factors: (1) Our belief that Gregory S. Meyer (the proponent) has provided no plan or any alternative strategic course or specific proposal that persuades us he would generate greater value for the shareholders. (2) We are not convinced that the election of Mr. Meyer to the Company’s board of directors would work to the benefit of the shareholders.”

The Company also noted that it believes that RiskMetrics Group (ISS) reached the wrong conclusion in its recommendation regarding dissident Gregory Meyer’s proxy contest to replace Gary Fernandes on the Company’s Board of Directors. RiskMetrics’ analysis gave scant mention to the paramount role Mr. Fernandes plays in the Company’s current recapitalization efforts. In addition, RiskMetrics explicitly stated that in making its determination, it did not require that Mr. Meyer provide a plan of action for Blockbuster’s future, more or less making a determination that his ideas – previously determined to be unworkable by highly qualified, reputable independent legal and financial advisors – were preferable to the Company’s existing plans.

Jim Keyes, the Company’s Chairman and Chief Executive Officer, stated, “We are of the strongly held view that the election of Mr. Meyer, coupled with the loss of Mr. Fernandes, would be disruptive to the Company and detrimental to our stockholders, and are extremely pleased that Proxy Governance and Egan-Jones have recognized this. We are disappointed that RiskMetrics appears to have seriously missed the mark in its analysis.”

Blockbuster strongly encourages its stockholders to support the Company by voting the WHITE proxy card and discarding any Gold proxy card provided by Gregory Meyer. Even if a vote on a Gold proxy card has previously been cast, it is not too late to change that vote by voting a WHITE proxy card as only the latest dated proxy card will be counted.

If you have any questions on how to vote your shares,

please call our proxy solicitor:

MORROW & CO., LLC AT (800) 607-0088

Company Statement

Stockholders are urged to read Blockbuster’s definitive proxy statement because it contains important information regarding Blockbuster’s annual meeting of stockholders to be held on June 24, 2010. Stockholders and other interested parties may obtain, free of charge, copies of the proxy statement, and any other documents filed by Blockbuster with the SEC, at the SEC’s Internet website at http://www.sec.gov/. The proxy statement and these other documents may also be obtained free of charge by contacting Morrow & Co., Inc., the firm assisting Blockbuster in the solicitation of proxies, toll-free at 1-800-607-0088.

Blockbuster and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Blockbuster’s stockholders in respect of the 2010 annual meeting of stockholders. Information regarding the interests of such persons, including such persons’ beneficial ownership of Blockbuster common stock is set forth in Blockbuster’s definitive proxy statement, filed with the SEC on May 21, 2010, with respect to the 2010 annual meeting of stockholders.

Note: Permission to use quotations from Proxy Governance, Inc. and Egan-Jones Proxy Services was neither sought nor obtained.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. In the event that the risks disclosed in our public filings cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate.

Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. Except as otherwise required by law, we undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The company provides customers with convenient access to media entertainment anywhere, any way they want it—whether in-store, by-mail, through vending kiosks or digitally to their homes and mobile devices. With a highly recognized brand and a library of more than 125,000 movie and game titles, Blockbuster leverages its multichannel presence to serve nearly 47 million global customers annually. The company may be accessed worldwide at www.blockbuster.com.

# # #

CONTACT:

Media, Craig Bloom of Hill and Knowlton, +1-212-885-0585, Craig.Bloom@hillandknowlton.com, for Blockbuster Inc.; or

Investor Relations, Kellie Nugent, Director, Investor Relations of Blockbuster Inc., kellie.nugent@blockbuster.com